EXHIBIT 23 - CONSENT OF INDEPENDENT ACCOUNTANTS

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We hereby consent to the incorporation by reference in each of the Registration
Statements on Form S-2 (No. 333-55874), Form S-8 (No.'s 333-39766, 333-37310,
333-31104, 333-95655, 333-92239, 333-87541, 333-84457, 333-81033 and 333-80135)
of Imaging Technologies Corporation of our report dated October 10, 2000 of our report dated October 10, 2001 appearing in the June 30, 2001 Annual Report of this Form 10-K.

BOROS & FARRINGTON APC

SAN DIEGO, CALIFORNIA

October 10, 2001